Exhibit 99.1


FOR IMMEDIATE RELEASE



                  COVANCE COMPLETES SALE OF

                  BIOMANUFACTURING BUSINESS TO AKZO NOBEL


Princeton, N.J., June 15, 2001 - Covance Inc. (NYSE:CVD), one of the world's leading drug development services companies, today announced that it has completed the sale of its biomanufacturing unit, Covance Biotechnology Services Inc. to Akzo Nobel's pharma business unit Diosynth. Covance will use the net proceeds from the sale of approximately $95 million to repay debt.

Covance, with headquarters in Princeton, N.J., has operations currently in 17 countries, and approximately 7,500 employees worldwide. The Company's 2000 revenues were $868 million. Information on Covance products and services, recent press releases and SEC filings can be obtained through www.covance.com.

Statements contained in this press release, which are not historical facts, such as statements about prospective earnings, savings, revenue, earnings growth and other financial results are forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements including the statements contained herein regarding approximations of net proceeds of the divestiture are based largely on management's expectations and are subject to and qualified by risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.


                                       5